 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 8, 2013 (May 7, 2013)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on Tuesday, May 7, 2013, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted

	For	Withheld	Not Voted

Hilton H. Howell, Jr.	17,513,609	787,768	1,817,389

Edward E. Elson	18,273,150	28,227	1,817,389

Robin R. Howell	17,511,000	790,377	1,817,389

Samuel E. Hudgins	17,565,991	735,386	1,817,389

Harriett J. Robinson	17,510,610	790,767	1,817,389

Scott G. Thompson	17,510,768	790,609	1,817,389

William H. Whaley, M.D.	17,477,405	823,972	1,817,389

Dom H. Wyant	18,273,450	27,927	1,817,389

(b) A vote regarding ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

Shares Voted

For	Against	Abstain

20,052,884	15,998	49,884

(c) An advisory vote regarding the compensation of the Company’s named executive officers:

Shares Voted

For	Against	Abstain	Not Voted

16,976,632	1,274,766	49,979	1,817,389

(d) An advisory vote regarding the frequency of the advisory vote on executive compensation:

Shares Voted For

Three Years	Two Years	One Year	Abstain	Not Voted

16,733,295	30,140	1,331,176	206,766	1,817,389

In accordance with the previous recommendation of the board of directors of the Company and the voting results on this advisory proposal, the Company has determined to hold an advisory stockholder vote regarding the compensation of the Company’s executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By:  /s/ John G. Sample, Jr.
       John G. Sample, Jr.
       Senior Vice President, Chief Financial Officer and Secretary

Date:  May 8, 2013